EXHIBIT 10 (ccc)


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

                              THE TIREX CORPORATION

                                   ----------

                          RELEASE AND INVESTMENT LETTER

                                   ----------

      THIS RELEASE AND INVESTMENT AGREEMENT is given this 2nd day of December, 1998, by:

                  Bartholomew International Investments Limited
                                       and
                                Terence C. Byrne
            (hereafter referred to collectively as the "Releasors");

                                       To:

         The Tirex Corporation (hereafter referred to as the "Releasee")

                                     RELEASE

      Whereas, the Releasee is indebted to the Releasors in the aggregate amount of $164,000 (the "Indebtedness"), consisting of: (i) $14,000 lent by Mr. Byrne to the Releasee on or about November 30, 1998 pursuant to the Releasee's promissory note which bore interest at an annual rate of 2% over the Bank of Montreal's Prime Rate and which was due and payable on demand by Mr. Byrne; and
(ii) $150,000 lent by Bartholomew International Investments Limited on or about October 27, 1998 pursuant to the Releasee's secured promissory note which bore interest at an annual rate of 2% over the Bank of Montreal's Prime Rate and which was due and payable on July 26, 1998.

      Whereas, as part of the Releasee's negotiations to obtain short term bank debt financing, the Releasors' have agreed to forego any interest on, and repayment in cash of, the Indebtedness and to accept in full satisfaction of such Indebtedness, unregistered shares of the Releasee's common stock valued at fifty percent (50%) of the average of the high ask and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Electronic Bulletin Board on December 1, 1998 and release the Releasee from all liabilities arising out the said Indebtedness and the Releasee has accepted such offer;

      Whereas, in effectuation of the foregoing on December 2, 1998, the Releasee authorized the issuance of a total of 2,523,077 shares of the Releasee's unregistered common stock to Bartholomew.


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      Now,  therefore,  in  consideration  of the  premises  set forth above and intending to be legally bound hereby, the Releasors do hereby remise, release, discharge, indemnify and hold harmless the Releasee, and each shareholder, officer, director and employee of the Releasee, of and from all manner of actions and causes of action, suits, debts, dues, accounts, bonds, wages, benefits, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or in equity, and including without limitation all such actions, claims and demands, etc. arising out of, being based upon, or being in any way connected with or related to the Indebtedness.

      In Witness Whereof, the Releasors intending to be legally bound hereby, have caused this Release to be executed the day and year first above written.

                                Bartholomew International Investments Limited

                                By_________________________________

                                /s/ Terence C. Byrne
                                -----------------------------------
                                    Terence C. Byrne

                              INVESTMENT AGREEMENT

      This Investment Agreement is being executed and delivered to The Tirex Corporation, referred to herein and in the Release set forth above, as the "Releasee" by Terence C. Byrne and Bartholomew International Investments Limited, referred to herein and in the Release set forth above, as the "Releasors", in connection with the Releasors' acceptance in full satisfaction of the one hundred-sixty-four thousand dollar (US $164,000) debt, which is owed by the Releasee to the Releasors and which is referred to herein and in the Release set forth above, as the "Indebtedness", an aggregate of 2,523,077 shares of the common stock, $.001 par value (the "Shares") of the Releasee valued at fifty percent (50%) of the average of the high ask and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Electronic Bulletin Board on December 1, 1998 in consideration of the Releasor's execution of the above Release.

      The Releasors acknowledge that the Releasee has advised them that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of the statutory exemption in Section 4(2) and on the representations made by the them herein.

      The Releasors hereby represent to the Releasee that they are acquiring the Shares for investment for their own accounts and not with a view to the resale or distribution thereof, and that they does not intend to divide their participation with others or to resell or otherwise dispose of all or any part of the Shares unless and until they are subsequently registered under the Act,


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or  an  exemption  from  such   registration  is  available.   In  making  these
representations, the Releasors understand that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory exemption referred to above would not be available, if notwithstanding their representations, they had in mind merely acquiring the Shares for resale upon the occurrence or nonoccurrence of some pre-determined event.

      The Releasors hereby accept the condition that before any transfer of the Shares may be made by them, written approval must first be obtained from counsel to the Releasee. The basis of such approval, which shall not be unreasonably withheld, shall be compliance with requirements of the federal and state statutes regulating securities. The Releasors understand that a legend to this effect will be placed on the certificate or certificates representing the Shares, and stop-transfer instructions to the Releasee's transfer agent will be issued by the Releasee

      The Releasors understand that the Shares must be held indefinitely until registered under the Act, or an exemption from such registration is available. In the event Rule 144 of the Commission hereafter becomes applicable to the Shares, the Releasors understand that any routine sale of the Shares made thereunder can be made only in limited amounts in accordance with the terms and conditions of that Rule and that in case that Rule is not applicable, compliance with Regulation A or some other disclosure exemption will be required. The Releasors understand that the Releasee has no obligation to register the Shares or to comply with Regulation A or any other exemption. However, the Releasee shall supply them with any information necessary to enable him to make routine sales of the Shares under Rule 144, if applicable.

      The Releasors acknowledge that the Releasee has, during its negotiations with them, furnished them with such financial and other data relating to the Releasee and its business which they considered necessary or advisable to enable them to form a decision concerning their acceptance of the shares in full satisfaction of the monies owed to them in respect of the Indebtedness.

                                Bartholomew International Investments Limited

                                By_________________________________

                                /s/ Terence C. Byrne
                                -----------------------------------
                                    Terence C. Byrne


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